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                                                Exhibit 21




BOLT TECHNOLOGY CORPORATION
10-K  1996



                                  SUBSIDIARIES



 The Registrant, Bolt Technology Corporation, a Connecticut Corporation, has no
                                    parent.

              The following are the subsidiaries of the Registrant
                               (at June 30, 1996)



                                                State of
                                              Incorporation
                                              -------------

 Bolt International Corporation               Connecticut
 Duke Place Investments                       Delaware
 Bolt Export Corporation                      United States,
                                              Virgin Islands
 Criterion Exploration, Inc.                  Texas

The names of certain subsidiaries are omitted since such subsidiaries considered in the aggregate would not constitute a significant subsidiary at the end of the year covered by this report.

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